Exhibit 4.1
SEE LEGEND ON REVERSE
ORGANIZED UNDER THE LAWS OF THE STATE OF
DELAWARE

NUMBER	SHARES
**********	**********
HERE MEDIA INC.
     This certifies that ************* is the owner of ************** (******) fully paid and non-assessable Shares of Common Stock, $0.001 par value per share, of Here Media Inc., a corporation organized under the laws of the State of Delaware, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.
     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers this **** day of ******, ****.

FOR VALUE RECEIVED,                                                              hereby sell, assign and transfer unto                                                             Shares represented by this Certificate, and hereby irrevocably constitute and appoint                                         Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
          Dated

In the presence of